UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

SIGMA DESIGNS, INC.
(Name of Registrant as Specified in Its Charter)

POTOMAC CAPITAL PARTNERS III, L.P. POTOMAC CAPITAL MANAGEMENT III, L.L.C. POTOMAC CAPITAL PARTNERS L.P. POTOMAC CAPITAL MANAGEMENT, L.L.C. PAUL J. SOLIT ERIC SINGER MARK J. BONNEY MARK F. FITZGERALD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Potomac Capital Management, L.L.C., together with the other Participants named herein (collectively, “Potomac Capital”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of Sigma Designs, Inc. (the “Company”).  Potomac Capital has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On April 30, 2012, Potomac Capital Partners III, L.P. delivered the following letter to the members of the Company’s Board of Directors:

POTOMAC CAPITAL PARTNERS III, L.P.
825 Third Ave, 33rd Floor
New York, New York 10022

April 30, 2012

Sigma Designs, Inc.
1778 McCarthy Boulevard
Milpitas, California  95035
Attn: Board of Directors

Gentlemen:

Potomac Capital Partners III, L.P., together with its affiliates (collectively, the “Potomac Group,” “we” or “us”), owns an aggregate of 2,464,952 shares of Common Stock of Sigma Designs, Inc. (the “Company”), representing approximately 7.5% of the outstanding shares.  We are writing to express our serious concerns with the recent action taken by the Board of Directors of the Company (the “Board”).

We are very disappointed with the Board’s decision to lower the beneficial ownership threshold of the shareholder rights plan (or Poison Pill) from 15% to 10%.  On April 5, 2012, we delivered notice to the Company nominating three nominees for election to the Board at the Company’s 2012 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2012 Annual Meeting”).  We were dismayed that within two business days of receipt of such notice the Board’s response was to amend the Poison Pill without engaging in any discussions with us.  It appears to us that the Board’s true intent in reducing the Poison Pill to such a low threshold is entrenchment.

Institutional Shareholder Services and other leading governance advisory firms have repeatedly expressed their concerns about Poison Pills given the significant risk of a board and management team using them to entrench themselves at the expense of shareholders.  As a matter of good corporate governance, the Board should immediately redeem the Poison Pill.

In addition, we are greatly concerned by the Board and management’s lack of significant “skin in the game.”  Based upon our review of the Company’s public filings, we believe as a group the Board and management own approximately 2% of the outstanding shares of the Company (not counting interest in stock option grants, the overwhelming majority of which are under-water).  We believe that with the Board and management’s lack of ownership of the Company, their interests are not aligned with those of shareholders, the true owners of the Company.  We therefore remind the Board of its fiduciary duties to shareholders and urge the Board not to engage in any ill-advised transactions or other actions that erode shareholder value until shareholders have had the opportunity to express their views by voting at the 2012 Annual Meeting.  To the extent that the Board does not act in the best interests of shareholders or takes any actions that destroy shareholder value we will hold the Board accountable.  As one of the Company’s largest shareholders our sole interest is to maximize value for all shareholders.

  Two of the four members of the Board have served for eighteen or more years, with the other two members serving for nearly twelve and nine years, respectively.  We believe this Board, as currently constituted, has categorically failed in its duties to create value for shareholders and has overseen the destruction of approximately 75% of the share value over the past five years.  As a consequence we have lost confidence in this Board and believe a reconstituted Board with a majority of new, highly-qualified independent directors is necessary to end this erosion of shareholder value.

It is in the best interests of shareholders to avoid the disruption and expense of a protracted proxy fight.  Therefore, we urge the Board to continue to engage in discussions with us regarding the composition of the Board in hopes of ultimately reaching a mutually agreeable resolution that will serve the best interests of all shareholders.  However, we reserve all rights to take any action we deem necessary to ensure the best interests of all shareholders are represented.

We urge the Board to demonstrate that it is indeed working for shareholders, rather than solely to entrench itself.

POTOMAC CAPITAL PARTNERS III, L.P.

By:	Potomac Capital Management III, L.L.C.
General Partner

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Co-Managing Member

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Potomac Capital Management, L.L.C., a Delaware limited liability company (“Potomac Management”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of a slate of director nominees Potomac Capital intends to nominate for election at the 2012 annual meeting of shareholders of Sigma Designs, Inc., a California corporation (the “Company”).

POTOMAC MANAGEMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be Potomac Management, Potomac Capital Partners III, L.P., a Delaware limited partnership (“PCP III”), Potomac Capital Management III, L.L.C., a Delaware limited liability company (“Potomac Management III”), Potomac Capital Partners L.P., a Delaware limited partnership (“PCP”), Paul J. Solit, Eric Singer, Mark J. Bonney and Mark F. Fitzgerald (collectively, the “Participants”).

As of the close of business on April 27, 2012, the Participants collectively own an aggregate of 2,464,952 shares of common stock of the Company, consisting of the following: (1) 1,788,886 shares owned directly by PCP III, (2) 631,066 shares owned directly by PCP, and (3) 45,000 shares owned directly by Eric Singer.  Potomac Management III is the general partner of PCP III.  Potomac Management is the general partner of PCP.  Paul J. Solit is the co-managing member of Potomac Management III and the managing member of Potomac Management.  Eric Singer Paul J. Solit is the co-managing member of Potomac Management III.  Accordingly, each of Potomac Management III, Paul J. Solit and Eric Singer may be deemed to beneficially own the shares directly owned by PCP III and each of Potomac Management and Paul J. Solit may be deemed to beneficially own the shares directly owned by PCP.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of common stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of common stock except to the extent of his or its pecuniary interest therein.

Contact:

Paul J. Solit / Eric Singer
Potomac Capital Management, L.L.C.
(212) 257-6083